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Exhibit 10.38

OFFICE LEASE

THE WATER GARDEN

WATER GARDEN COMPANY L.L.C.,

a Delaware limited liability company,

as Landlord,

and

SPECIALTY LABORATORIES, INC.

a California corporation

as Tenant.

THE WATER GARDEN

SUMMARY OF BASIC LEASE INFORMATION

        The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (the "Office Lease") which pertains to the "Project," as that term is defined in the Office Lease, commonly known as "The Water Garden" located in Santa Monica, California. This Summary and the Office Lease are collectively referred to herein as the "Lease". Each reference in the Office Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)		DESCRIPTION
1.	Date:	January 12, 2004.
2.	Landlord:	WATER GARDEN COMPANY L.L.C., a Delaware limited liability company
3.	Tenant:	SPECIALTY LABORATORIES, INC., a California corporation
4.	Premises (Article 1).
4.1	Building Address:	1620 26th Street Santa Monica, California 90404.
4.2	Premises:	Suite 500S, consisting of 28,607 rentable square feet of space located on the fifth floor of the Building, as further set forth in Exhibit "A" to the Office Lease.
5.	Lease Term (Article 2).
5.1	Length of Term:	Approximately seventeen (17) months.
5.2	Lease Commencement Date:	The Lease Commencement Date shall occur as set forth in Article 2 of the Office Lease. The Lease Commencement Date is anticipated to be February 1, 2004.
5.3	Lease Expiration Date:	June 30, 2005.
6.	Base Rent (Article 3):

Lease Months	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1 through 12	$1,064,180.40	$88,681.70	$3.10
13 through 17	$1,098,508.80	$91,542.40	$3.20

7.	Additional Rent (Article 4).
	7.1 Base Year:	The calendar year of 2004.
	7.2 Tenant's Share:	Approximately 8.6%.
8.	Security Deposit (Article 21):	$91,542.40.
9.	Parking Pass Ratio (Article 28):
Tenant shall rent at prevailing rates a minimum of eighty (80) parking passes (and may rent additional parking passes on a month-to-month basis), which may include up to a maximum of nine (9) passes for reserved parking, in each case subject to the terms of Article 28.
10.	Broker (Section 29.18):	Trammell Crow Services, Inc. 2425 Olympic Boulevard Suite 520 East Santa Monica, California 90404 PAR Commercial Brokerage Arthur Peter 1250 6th Street, Suite 303 Santa Monica, California 90403
11.	Address of Tenant (Section 29.13):
Specialty Laboratories, Inc.
1620 26th Street
Suite 500S
Santa Monica, California 90404
Attention: Frank Spina/Chief Financial Officer
(Prior to Lease Commencement Date)

and

Specialty Laboratories, Inc.
1620 26th Street
Suite 500S
Santa Monica, California 90404
Attention: Frank Spina/Chief Financial Officer
(After Lease Commencement Date)
12.	Rentable Area of the Building (Section 4.2.6):	332,824

[Signature page follows]

        The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

"Landlord":
WATER GARDEN COMPANY L.L.C., a Delaware limited liability company
By:	/s/ HILARY SPANN Hilary Spann Vice President
"Tenant":
SPECIALTY LABORATORIES, INC., a California corporation
By:	/s/ DOUGLAS S. HARRINGTON
	Its:	CEO
By:	/s/ FRANK J. SPINA
	Its:	CFO

EXHIBITS

"A"	OUTLINE OF PREMISES
"B"	FORM OF NOTICE OF LEASE TERM DATES
"C"	RULES AND REGULATIONS
"D"	FORM OF TENANT'S ESTOPPEL CERTIFICATE
"E"	INTENTIONALLY DELETED
"F"	EXISTING 10% PLANS REFERENCED IN SECTION 29.25 OF THE LEASE

i

THE WATER GARDEN

OFFICE LEASE

        This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary are sometimes collectively referred to herein as the "Lease"), dated as of the date set forth in Section 1 of the Summary is made by and between WATER GARDEN COMPANY L.L.C., a Delaware limited liability company ("Landlord"), and SPECIALTY LABORATORIES, INC., a California corporation ("Tenant").

ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS

        1.1    Premises, Building, Project and Common Areas.

                1.1.1    The Premises.    Upon and subject to the terms hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 4.2 of the Summary (the "Premises"), which Premises are located in the "Building," as that term is defined in Section 1.1.2. The outline of the Premises is set forth in Exhibit "A" attached hereto.

                1.1.2    The Building and The Project.    The Premises are a part of the building set forth in Section 4.1 of the Summary (the "Building") located in Santa Monica, California. The Building is part of an office project known as "The Water Garden" which contains another office building (the "Adjacent Building"). The term "Project," as used in this Lease, shall mean (i) the Building, the Adjacent Building, and the "Common Areas," as that term is defined in Section 1.1.3, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building, the Adjacent Building, and the Common Areas are located, and (iii) at Landlord's discretion, any additional real property, areas, buildings or other improvements added thereto pursuant to the terms of Section 1.1.4.

                1.1.3    Common Areas.    Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, whether or not those areas are open to the general public (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, such as balconies abutting tenants' premises, are collectively referred to herein as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas". The term "Project Common Areas", as used in this Lease, shall mean the portion of the Project designated as such by Landlord. "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with that of other first-class, mid-rise office buildings (including the office buildings constructed adjacent to the Project as "Phase II" of The Water Garden, hereafter referred to as "Phase II") in the Santa Monica, California area, which are comparable in terms of size, quality of construction, appearance, and services and amenities (the "Comparable Buildings").

                1.1.4    Landlord's Use and Operation of the Building, Project, and Common Areas.    Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to expand the Building or the Adjacent Building; (iv) to add additional buildings and improvements to the Common Areas; (v) to designate land outside the Project to be part of the Project, and in connection with the improvement of such land to add additional buildings and common areas to the Project; provided that, notwithstanding anything to the contrary contained in this Lease, the Project shall not be expanded to include more than the land located in Santa Monica, California, which has Olympic Boulevard as its southern boundary, Cloverfield Boulevard as its western boundary, Colorado Avenue as its northern boundary, and 26th street as its eastern boundary; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or to any adjacent land, or any portion thereof; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Project, Common Areas and Building or the expansion thereof as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

        1.2    Verification of Rentable Square Feet of Premises, Building, and Project.    For purposes of this Lease, "rentable square feet" shall be calculated pursuant to Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996 ("BOMA"), provided that the rentable square footage of the Building and the other buildings in the Project shall include all of (and the rentable square footage of the Premises, therefore, shall include a portion of) (i) the Building Common Areas and (ii) the occupied space of the portion of the Project dedicated to the service of the Project. The rentable square feet of the Premises, Building, and the Project are subject to verification from time to time by Landlord's planner/designer and such verification shall be made in accordance with the provisions of this Article 1. In the event that Landlord's planner/designer determines that the amounts thereof are different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the "Rent" and any "Security Deposit," as those terms are defined in Article 4 and Article 21, respectively) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

        1.3    Base, Shell and Core Work in the Premises.    Except as specifically set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease.

        1.4    Balconies and Patios.    The balconies and/or patios, if any, adjacent to and accessible from the Premises shall be common areas and shall not be a part of the Rentable Area of the Premises; provided, however, that Tenant shall have a license (together with other tenants whose premises are adjacent to and accessible from such balconies and/or patios) to use any such balconies and/or patios in a manner consistent with a first-class office complex containing balconies and patios, on the terms and conditions set forth herein and subject to all limitations and restrictions on use of the Premises in this Lease. Tenant shall not make any improvements to the balconies. Tenant shall seek Landlord's advance written consent to all proposed furniture, fixtures, plants or other items of any kind whatsoever which Tenant desires to affix or to place on the balconies and/or patios. Landlord may withhold its consent to Tenant's proposed furniture, fixtures, plants or other items in Landlord's sole discretion, including without limitation, on wholly aesthetic grounds (e.g., as to size, color or design). Tenant shall not be permitted to display any graphics, signs or insignias or the like on the balconies or patios. Landlord shall have the right to make any improvements to the balconies and patios or display any graphics, plants or other items from the balconies and patios which it desires in its sole discretion in connection with overall Project graphics or improvements. Tenant shall clean, maintain and repair the balconies and/or patios in a manner consistent with the Premises. Tenant shall permit Landlord and its agents access to the balconies and/or patios at reasonable times for cleaning, general maintenance and plant maintenance. Tenant's license to use the balconies and/or patios shall be revocable, at Landlord's option, upon any event of default.

        1.5    Acceptance of Premises.    Subject to the foregoing and except as otherwise expressly set forth in this Lease, upon delivery of the Premises by Landlord, Tenant shall accept the Premises in its "As-Is" condition and Landlord has no obligation to improve, repair, restore or refurbish the Premises for Tenant's occupancy, and neither Landlord, nor its agents or representatives, have made or herein makes any representation, warranty or promise concerning the Premises or the Building, or the suitability of the Premises for the particular use or occupancy contemplated by Tenant.

ARTICLE 2
LEASE TERM

        The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 5.1 of the Summary, shall commence on February 1, 2004 (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 5.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the twelfth month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice (the "Notice of Lease Term Dates") in substantially the form as set forth in Exhibit "B" attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant. Failure of Tenant to timely execute and deliver the Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

        Tenant shall have a one-time option to terminate and cancel this Lease ("Termination Option"), effective as of September 1, 2004 (the "Early Termination Date"). To exercise the Termination Option, Tenant must provide Landlord with written notice of its intent to exercise the Termination Option, which notice shall be irrevocable upon receipt by Landlord, no later June 1, 2004. If Tenant exercises the Termination Option, Tenant shall concurrently with delivery of Tenant's notice pay a fee ("Termination Fee") in consideration of Landlord's agreement to terminate the Lease before the Lease Expiration Date in the amount of $88,681.70, in immediately available funds. A failure by Tenant to exercise the Termination Option by 5:00 P.M. on June 1, 2004, or Tenant's failure to pay the Termination Fee concurrently with its exercise of the Termination Option, shall render the Termination Option null and void, and the Lease shall continue in full force and effect as though no notice had been delivered by Tenant under this Article 2.

ARTICLE 3
BASE RENT

        Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 6 of the Summary, payable in equal monthly installments as set forth in Section 6 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4
ADDITIONAL RENT

        4.1    General Terms.    As set forth in this Article 4, in addition to paying the Base Rent specified in Article 3, Tenant shall pay "Tenant's Share" of the annual "Project Expenses," as defined in Sections 4.2.6 and 4.2.4, respectively, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1, to the extent such Project Expenses allocated to the tenants of the Building are in excess of such Project Expenses applicable to the "Base Year," as defined in Section 4.2.1. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are sometimes herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

        4.2    Definitions.    As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

                4.2.1    "Base Year" shall mean the period set forth in Section 7.1 of the Summary.

                4.2.2    "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

                4.2.3    "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature incurred in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment, maintenance, and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal or public shuttle service or parking program; (iii) the cost of all insurance carried in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants; (vii) payments under any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance, management, or security of the Project, or any portion thereof, including employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof; (x) the cost of operation, repair, maintenance and replacement of all systems and equipment which serve the Project in whole or part; (xi) the cost of janitorial services, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) the cost of any capital improvements made to the Project which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, or made to all or any portion of the Project, or any portion thereof, after the Lease Commencement Date that are required under any governmental law or regulation that was not applicable to the Project at the time that permits for the construction of the Building were obtained; provided, however, the same shall be amortized (including interest on the unamortized cost) over the shorter of (A) the useful life, or (B) the cost recovery period (i.e., the anticipated period to recover the full cost of such capital item from cost savings achieved by such capital item), of the relevant capital item as reasonably determined by Landlord; and (xiii) the cost of operations, maintenance, repairs, and other expenditures (whether capital or non-capital in nature) with respect to the "Child Care Facilities," as that term is defined in Section 29.9, and their lease at the Project. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

          (a)   costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

          (b)   except as set forth in this Section 4.2.3, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

          (c)   costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

          (d)   any bad debt loss, rent loss, or reserves for bad debts or rent loss;

          (e)   costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

          (f)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

          (g)   amount paid as ground rental for the Project by the Landlord;

          (h)   except for a Project management fee to the extent allowed pursuant to item (m), below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

          (i)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

          (j)    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

          (k)   all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

          (l)    costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings or other objects of art;

          (m)  fees payable by Landlord for management of the Project in excess of three and one-half percent (3.5%) (the "Management Fee Cap") of Landlord's gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Building with all tenants paying rent, including base rent, pass-throughs, and parking fees (but excluding the cost of after hours services or utilities) from the Project for any calendar year or portion thereof;

          (n)   any costs expressly excluded from Operating Expenses elsewhere in this Lease;

          (o)   rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

          (p)   costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

          (q)   costs incurred to comply with laws relating to the removal of Hazardous Material (as defined in Section 29.23) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord or its agents or contractors or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto;

          (r)   costs arising from Landlord's charitable or political contributions;

          (s)   advertising and promotional expenditures (whether for existing tenants or in order to attract new tenants), and costs of acquisition and maintenance of signs in or on the Building to identify the owner of the Building or other tenants;

          (t)    costs, including permit, license and inspection costs, incurred with respect to the installation of tenants' or other occupants' improvements made for tenants or other occupants in the Building or Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building or Project;

          (u)   expenses in connection with services or other benefits for which Tenant is charged directly; and

          (v)   costs (including in connection therewith all attorneys' fees and costs of settlements, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and/or the Building and/or the Land.

        If the Project is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Project been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. In no event shall the components of Project Expenses for any Expense Year related to costs for electricity, Project security or insurance be less than the components of Project Expenses related to costs for electricity, Project security or insurance, respectively, in the Base Year.

                4.2.4    "Project Expenses" shall mean the sum of "Operating Expenses" and "Tax Expenses".

                4.2.5    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with all or any portion of the Project), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

          (a)   Tax Expenses shall include, without limitation:

              (i)  Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

             (ii)  Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

            (iii)  Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

            (iv)  Any possessory taxes charged or levied in lieu of real estate taxes.

          (b)   Any expenses incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.

          (c)   Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.

          (d)   The amount of Tax Expenses for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as "Base Taxes." If, in any comparison year subsequent to the Base Year, the amount of Tax Expenses decreases, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurs, the Base Taxes shall be decreased by an amount equal to the decrease in Tax Expenses.

                4.2.6    "Tenant's Share" shall mean the percentage set forth in Section 7.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100, and dividing the product by the total rentable square feet in the Building.

        4.3    Allocation and Calculation of Project Expenses.

                4.3.1    Allocation of Project Expenses to Tenants of the Building.    Project Expenses (i.e., Operating Expenses and Tax Expenses) are determined annually for the Project as a whole. Since the Building is only one of the buildings which constitute the Project, Project Expenses shall be allocated by Landlord, in its reasonable discretion, to both the tenants of the Building and the tenants of the other buildings in the Project. The portion of Project Expenses allocated to the tenants of the Building shall consist of (i) all Project Expenses attributable solely to the Building and (ii) an equitable portion of Project Expenses attributable to the Project as a whole and not attributable solely to the Building, the Adjacent Building or to any other building of the Project. Additionally, in allocating Project Expenses to the tenants of the Building, Landlord shall have the right, from time to time, to equitably allocate some or all of the Project Expenses allocable to tenants of the Building among different tenants of the Building (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building.

                4.3.2    Calculation of Project Expenses.    Notwithstanding anything to the contrary set forth in this Article 4, when calculating the Project Expenses for the Base Year, such Project Expenses shall not include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including but not limited to the institution of a split tax roll, and Operating Expenses shall exclude market-wide increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages and amortized costs relating to capital improvements.

        4.4    Calculation and Payment of Additional Rent.

                4.4.1    Calculation of Excess.    For every Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 4.4.2, and as Additional Rent, an amount equal to Tenant's Share of Project Expenses for such Expense Year in excess of Tenant's Share of Project Expenses for the Base Year (the "Excess").

                4.4.2    Statement of Actual Project Expenses and Payment by Tenant.    Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Project Expenses incurred or accrued for such preceding Expense Year and the amount thereof allocated to the tenants of the Building, and which shall indicate the amount, if any, of Tenant's Share of Project Expenses in excess of Tenant's Share of Project Expenses for the Base Year. Upon receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Project Expenses for such Expense Year in excess of Tenant's Share of Project Expenses for the Base Year, less the amounts, if any, paid during such Expense Year as "Estimated Additional Rent," as that term is defined in Section 4.4.3. If the amount of Tenant's Share of Project Expenses for such Expense Year in excess of Tenant's Share of Project Expenses for the Base Year is less than the amount paid by Tenant as Estimated Additional Rent during the applicable period of the Expense Year (but not including any period of the Expense Year which occurs after the Lease has terminated), Landlord shall pay the difference to Tenant together with the applicable Statement, even if the Lease has terminated or expired. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Project Expenses allocated to the tenants of the Building for the Expense Year in which this Lease terminates, if Tenant's Share of Project Expenses for such Expense Year is in excess of Tenant's Share of Project Expenses for the Base Year, then Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.4.1. The provisions of this Section 4.4.2 shall survive the expiration or earlier termination of the Lease Term.

                4.4.3    Statement of Estimated Project Expenses.    In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Project Expenses for the then-current Expense Year shall be, the amount thereof to be allocated to the tenants of the Building, and the estimated amount of Tenant's Share of Project Expenses in excess of Tenant's Share of the Project Expenses for the Base Year (the "Estimated Additional Rent"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Additional Rent under this Article 4. If, pursuant to the Estimate Statement, Estimated Additional Rent is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Additional Rent for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Additional Rent set forth in the previous Estimate Statement delivered by Landlord to Tenant.

        4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible.    Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

                4.5.1    Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

                4.5.2    Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Project parking facility); or

                4.5.3    Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE 5
USE OF PREMISES

        Tenant shall use the Premises solely for general office purposes consistent with the character of the Project as a first-class office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit "C" attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined in Section 29.23.

ARTICLE 6
SERVICES AND UTILITIES

        6.1    Standard Tenant Services.    Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

                6.1.1    Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8 A.M. to 6 P.M. and on Saturday during the period from 9 A.M. to 1 P.M., except for the date of observation of New Year's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "Holidays").

                6.1.2    Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

                6.1.3    Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

                6.1.4    Landlord shall provide janitorial services Monday through Friday except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other first-class office buildings in the Santa Monica, California area.

        6.2    Overstandard Tenant Use.    Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

        6.3    Interruption of Use.    Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6, including, but not limited to, a failure to provide telecommunications, including telephone risers. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.

        6.4    Rent Abatement.    If Landlord fails to perform the obligations required of Landlord under the terms of this Lease and such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant and such failure relates to the non-functioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the non-functioning of the elevator service to the Premises, or a failure to provide access to the Premises, Tenant shall give Landlord notice (the "Initial Notice"), specifying such failure to perform by Landlord (the "Landlord Default").

If Landlord has not cured such Landlord Default within five (5) business days after the receipt of the Initial Notice (the "Eligibility Period"), Tenant may deliver an additional notice to Landlord (the "Additional Notice"), specifying such Landlord Default and Tenant's intention to abate the payment of Rent under this Lease. If Landlord does not cure such Landlord Default within five (5) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Landlord Default or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for a Landlord Default. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7
REPAIRS

        Tenant shall, at Tenant's own expense, keep or cause to be kept the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the systems and equipment of the Building, except to the extent that such repairs are required due to the negligence of Tenant; provided, however, that if such repairs are due to the negligence of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8
ADDITIONS AND ALTERATIONS

        8.1    Landlord's Consent to Alterations.    Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided however, that Tenant may make strictly cosmetic changes to the finish work in the Premises, not requiring any structural or other substantial modifications to the Premises, upon thirty (30) days prior notice to Landlord.

        8.2    Manner of Construction.    Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and material men selected by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Santa Monica, all in conformance with Landlord's Construction Rules and Regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. In addition to Tenant's obligations under Article 9, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations.

        8.3    Payment for Improvements.    In the event Tenant orders any Alterations or repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable within five (5) days of billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay to Landlord a percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

        8.4    Construction Insurance.    In the event that Tenant makes any Alterations Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

        8.5    Landlord's Property.    All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 9
COVENANT AGAINST LIENS

        Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or material men or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10
INSURANCE

        10.1    Indemnification and Waiver.

                10.1.1    To the extent not prohibited by law, and except as expressly set forth otherwise, Landlord, its members and their respective partners, subpartners, officers, agents, servants and employees (collectively, "Landlord Parties") shall not be liable for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises during the Lease Term or arising from any act or omission of Tenant or its agents, invitees or licensees, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of any Landlord Party, and Landlord shall indemnify and hold Tenant and Tenant Parties harmless from any loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) arising from such negligence or willful misconduct. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages, other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, provided that Landlord has provided Tenant with written notice stating that Landlord is negotiating or has executed a new lease for the Premises and/or that a new tenant for the Premises requires access to or is prepared to move into the Premises. Landlord agrees to notify Tenant of any liability for which Tenant may be liable to Landlord pursuant to the foregoing and Tenant shall have the right, but not the obligation, to defend Landlord against any such liabilities with counsel reasonably satisfactory to Landlord. Notwithstanding anything in this Lease to the contrary, (i) Landlord shall not be released or indemnified from any breach of Landlord's representations or obligations under this Lease and (ii) Landlord shall not be released or indemnified from any losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, or Landlord's violation of any law, order or regulation. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                10.1.2    Notwithstanding anything to the contrary set forth in this Lease, because Tenant compensates Landlord for insurance obtained by Landlord as part of Tenant's Share of Operating Expenses, and because of the existence of the waivers of subrogation set forth in Section 10.5, Tenant shall be relieved of its indemnity obligation only with respect to any liabilities for Landlord's property damage resulting from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, servants, employees or licensees, to the extent such liabilities are covered by insurance carried by Landlord and paid for in part by Tenant as part of Operating Expenses. Similarly, since Tenant is required to carry insurance pursuant to Section 10.3 to cover its personal property within the Premises, Landlord shall be relieved of its indemnity obligation with respect to any liabilities arising in connection with any of Tenant's personal property within the Premises, to the extent such liabilities are covered by insurance carried or required to be carried by Tenant pursuant to Section 10.3, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees. The parties' agreement to indemnify and hold each other harmless pursuant to this Article 10 is not intended to and shall not relieve any insurance carrier of its obligations under policies carried by Landlord of Tenant, respectively, to the extent that such policies cover the result of such acts, omissions or willful misconduct. If either party fails to carry insurance required to be carried by it pursuant to this Lease, such failure shall automatically be deemed to be a covenant and agreement by Landlord or Tenant, respectively, to self-insure to the full extent of such required coverage, with full waiver of subrogation.

        10.2    Tenant's Compliance with Fire and Casualty Insurance.    Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises for other than general office uses consistent with a first class office building causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

        10.3    Tenant's Insurance.    Tenant shall, at its own cost, procure and maintain in effect the following coverages in the following amounts at all times during the Lease Term (and prior to the Lease Commencement Date with respect to any use or activity of Tenant hereunder at the Project).

                10.3.1    Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence $3,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate 0% Insured's participation

                10.3.2    Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the tenant improvements which exist in the Premises as of the Lease Commencement Date (excluding the "Base Building," as that term is defined herein below), and (iii) all other improvements, alterations and additions to the Premises. The term "Base Building," for purposes of this Lease, shall mean the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Such insurance shall be provide physical loss or damage protection against any peril included within the classification "all risk coverage" or "causes of loss—special form", for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage. Such insurance shall provide equivalent or greater coverage than that provided by ISO Form CP 10 30. The proceeds of such insurance (other than for trade fixtures, merchandise and other personal property of Tenant), so long as this Lease is in effect, shall be used for the repair or replacement of the tenant improvements and Alterations so insured to the extent necessary to put the Premises in a usable condition generally consistent with the quality of such improvements prior to the loss or casualty giving rise to the repair or replacement. Upon a casualty giving rise to the termination of this Lease, the proceeds of insurance shall be paid to Landlord and Tenant, as their interests appear in the insured property. The full replacement value of the items to be insured under this Section 10.3.2 shall be determined by Tenant and acknowledged by the company issuing the insurance policy by the issuance of an agreed amount endorsement to the policy at the time the policy is initially obtained, and shall be increased from time to time in order to maintain the replacement value coverage.

                10.3.3    Workers' Compensation Insurance in form and with limits in accordance with the laws of the State of California, including Occupational Disease Insurance, and Voluntary Compensation Insurance, and Employer's Liability Insurance with limits not less than One Million Dollars ($1,000,000) per occurrence; per employee for disease; and in the aggregate for disease.

                10.3.4    Loss of income or business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

        10.4    Form of Policies.    The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) provide that Landlord, Trammell Crow Services, Inc., and CIGNA and New York State Teachers Retirement System (or any successor lender or lenders designated by Landlord to Tenant) are each an additional insured; (ii) be written on an "occurrence" basis and have a deductible which does not exceed the deductible amount(s) maintained by similarly situated tenants in other Comparable Buildings; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. Each certificate of insurance shall name Landlord as the certificate holder. Tenant shall either provide Landlord with a blanket additional insured endorsement which evidences the fact that each of the parties named above is covered as an additional insured on the Commercial General Liability Insurance policy required under Section 10.3.1 or originals of the endorsements to the Commercial General Liability Insurance policy providing equivalent or greater coverage than that provided by ISO Form CG 20 10 11 85 (form B), which include the following exact wording:

  It is agreed that Water Garden Company L.L.C., Trammell Crow Services, Inc, CIGNA, New York State Teachers Retirement System [or any replacement lender], and their respective members,

  managers, partners, officers, directors, affiliates, agents, employees, successors and assigns are additional insureds. The coverage under this policy is primary insurance with regard to work performed by or at the direction of [Tenant].

Such endorsements must be separate from certificates of insurance. Unless Tenant provides Landlord with a blanket additional insured endorsement which evidences the fact that each of the parties listed above is covered as an additional insured on the CGL policy required above, it is not acceptable to have the above-referenced language typed or written on the certificates of insurance in lieu of providing Landlord with the required endorsements. Each certificate of insurance and endorsement required hereunder must have an original signature. Rubber stamped signatures will not be accepted. Should Tenant at any time fail to provide the insurance required by this Lease, or should such insurance be cancelled, Landlord shall have the right (after giving Tenant five (5) days notice, with opportunity to cure such failure or cancellation), but not the duty, to procure the same and Tenant shall pay the cost thereof as Additional Rent within ten days after Landlord's demand.

        10.5    Waiver of Subrogation.    Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. Landlord and Tenant hereby waive any right that either may have against the other on account of any direct or consequential loss or damage to their respective property to the extent such loss or damage is insured under policies of insurance for fire and "all risk" coverage or "causes of loss—special form" coverage, theft, or other similar insurance maintained or required to be maintained by the waiving party, whether or not such damage or loss is attributable to the negligence of either party or their agents, invitees, contractors or employees.

        10.6    Additional Insurance Obligations.    Upon at least 30 days prior written notice from Landlord, which notice may not be given more than once in any twelve (12) month period during the Lease Term, Tenant shall carry and maintain during the balance of the Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required to be maintained by major tenants by owners and managers of the Comparable Buildings.

ARTICLE 11
DAMAGE AND DESTRUCTION

        11.1    Repair of Damage to Premises by Landlord.    Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Base Building or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Base Building or the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Tenant shall, at Tenant's sole cost and expense, repair any injury or damage to the Premises which is not part of the Base Building, in accordance with Article 8, above, and shall return the Premises to their original condition. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair of the Base Building or the Common Areas; provided, however, that if such fire or other casualty shall have damaged the Base Building or Common Areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease as the sole result of the damage to the Base Building or the Common Areas, and not occupied by Tenant as a result thereof.

        11.2    Landlord's Option to Repair.    Notwithstanding the terms of Section 11.1, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project; and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs to be made by Landlord cannot reasonably be completed within one hundred twenty (120) days after the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage which is required to be repaired by Landlord is not fully covered, except for deductible amounts, by Landlord's insurance policies; or (iv) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 180-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

        11.3    Waiver of Statutory Provisions.    The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

        11.4    Damage Near End of Term.    In the event that the Premises, the Building, or the Project is destroyed or damaged to any substantial extent during the last eighteen (18) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

ARTICLE 12
NONWAIVER

        No waiver of any provision of this Lease shall be implied by any failure of Landlord or of Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, and any waiver by Landlord or by Tenant of any provision of this Lease may only be in writing. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13
CONDEMNATION

        If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

ARTICLE 14
ASSIGNMENT AND SUBLETTING

        14.1    Transfers.    Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the material terms of the proposed Transfer and the consideration therefor (including calculation of the "Transfer Premium," as defined in Section 14.3, in connection with such Transfer), the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord. Notwithstanding anything to the contrary herein, Tenant may assign this Lease in connection with an acquisition, merger, or sale of substantially all its assets; provided that the assignee agrees in writing to be bound by the terms of, and assume all obligations of Tenant under, this Lease.

        14.2    Landlord's Consent.    Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

                14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

                14.2.2    The Transferee is either a governmental agency or instrumentality thereof;

                14.2.3    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

                14.2.4    The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

                14.2.5    The proposed Transfer would take effect within the first two years of the Lease Term;

                14.2.6    The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

                14.2.7    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

        14.3    Transfer Premium.    If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

        14.4    Landlord's Option as to Subject Space.    Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of all or a portion of the Premises (or in the event of any other Transfer or Transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Section 14.4), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. In the event such option is exercised by Landlord, this Lease shall be canceled and terminated with respect to such Contemplated Transfer Space as of the Contemplated Effective Date until either (i) the last day of the term of the contemplated Transfer as set forth in the Intention to Transfer Notice or (ii) the last day of the Lease Term, as Landlord may elect in its sole discretion. In the event of a recapture by Landlord, if this

Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to timely elect to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4. Notwithstanding anything to the contrary herein, in the event that Tenant assigns this Lease in connection with an acquisition, merger, or sale of substantially all its assets (in accordance with Section 14.1 hereof), the provisions of this Section 14.4 shall not apply.

        14.5    Effect of Transfer.    If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease.

        14.6    Additional Transfers.    For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or, (B) the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

ARTICLE 15
SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES

        15.1    Surrender of Premises.    No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

        15.2    Removal of Tenant Property by Tenant.    Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16
HOLDING OVER

        If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender (including such tenant's lost profits) and any lost profits to Landlord resulting therefrom.

ARTICLE 17
ESTOPPEL CERTIFICATES

        Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit "D", attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18
SUBORDINATION

        This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any first mortgage or trust deed, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19
DEFAULTS; REMEDIES

        19.1    Defaults.    The occurrence of any of the following shall constitute a default of this Lease by Tenant:

                19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, which such failure continues for three (3) business days after notice of default from Landlord to Tenant; or

                19.1.2    Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; or

                19.1.3    Abandonment of the Premises by Tenant; or

                19.1.4    To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

                19.1.5    The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 14 hereof.

        19.2    Remedies Upon Default.    Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

            (i)  The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

           (ii)  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (iii)  The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (iv)  Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred; and

           (v)  At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii), the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

        19.3    Sublessees of Tenant.    Whether or not Landlord elects to terminate this Lease on account of any default by Tenant as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

ARTICLE 20
ATTORNEYS' FEES

        If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

ARTICLE 21
SECURITY DEPOSIT

        Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord by certified or cashier's check a security deposit (the "Security Deposit") in the amount set forth in Section 8 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

ARTICLE 22
INTENTIONALLY OMITTED

ARTICLE 23
SIGNS

        Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. Tenant's identifying entry on the building directory located in the lobby of the Building shall be provided by Landlord, at Tenant's cost.

ARTICLE 24
COMPLIANCE WITH LAW

        Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building or Building systems. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that

Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 25
LATE CHARGES

        If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted by applicable law.

ARTICLE 26
LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

        26.1    Landlord's Cure.    All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

        26.2    Tenant's Reimbursement.    Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27
ENTRY BY LANDLORD

        Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of non-responsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 28
TENANT PARKING

        Commencing on the Lease Commencement Date, Landlord shall provide and Tenant shall rent a minimum of eighty (80) parking passes on a monthly basis for the entire Lease Term, for parking in the Project parking facility, with up to a maximum of nine (9) of such passes being for reserved parking in the parking facility. Subject to availability in the parking facility (taking into account the parking pass rights of all tenants of the Project and Landlord's on-going leasing and parking programs), Tenant may rent additional parking passes, on a month-to-month basis, for unreserved parking in the Project parking facility. Tenant shall provide Landlord with at least thirty (30) days' prior written notice of the number of reserved parking passes (subject to the limitation above) and/or additional parking passes, if any, that Tenant desires to rent, and subject to availability as set forth above, Landlord will rent such additional parking passes to Tenant, provided that at any time Landlord may notify Tenant that all or a portion of such additional parking passes are no longer available for Tenant's use. At least ten (10) days prior to the Lease Commencement Date, Tenant shall give Landlord written notice of the exact number of parking passes, within the parameters set forth above, that Tenant elects to rent as of the Lease Commencement Date. All parking passes shall be rented at Landlord's then prevailing rate for such parking passes, plus City of Santa Monica Parking Tax. Landlord's parking rates (including City Parking Tax) for parking passes are currently $146.00 per month for unreserved parking, and $199.50 per month for reserved parking. Tenant shall pay to Landlord for such automobile parking passes on a monthly basis the prevailing rate charged from time to time for parking passes in the Project. At any time during the Lease Term, Landlord shall have the right to convert up to 80% of the parking passes for non-reserved parking rented by Tenant to passes to be used in valet-assisted tandem parking spaces. Landlord shall have the right at any time and from time to time during the Lease Term to use valet assisted parking in all or part of the parking areas. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Project parking facility and upon Tenant's cooperation in using commercially reasonable efforts to ensure that Tenant's employees and visitors also comply with such reasonable rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time, provided that such changes shall not materially adversely affect the parking rights of Tenant. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.

        Subject to reasonable rules and regulations for the Building parking facility, including, without limitation, rules and regulations for the purpose of increased security, implemented by Landlord or Landlord's parking operator, Tenant's clients and visitors may park in the Building subterranean parking facility at any time, twenty-four hours per day; provided, however, that after 10:00 P.M. each day, the parking attendants are no longer available and visitors and clients must possess a validation to exit the parking facility. Tenant may from time to time purchase parking validation booklets at

Landlord's prevailing Building rate for validation booklets. Tenant shall surrender any unused validation booklets (or portions thereof) upon the Lease termination.

        The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel, and except in connection with a Permitted Transfer under this Lease such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

ARTICLE 29
MISCELLANEOUS PROVISIONS

        29.1    Binding Effect.    Subject to all other provisions of this Lease, each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14.

        29.2    Modification of Lease.    Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute and deliver such short form of Lease to Landlord within ten (10) days following the request therefor.

        29.3    Transfer of Landlord's Interest.    Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

        29.4    Prohibition Against Recording.    Except as provided in Section 29.2, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

        29.5    Captions.    The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

        29.6    Time of Essence.    Time is of the essence of this Lease and each of its provisions.

        29.7    Partial Invalidity.    If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        29.8    No Warranty.    In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

        29.9    Child Care Facilities.    Tenant acknowledges that any child care facilities located in the Project (the "Child Care Facilities") which are available to Tenant and Tenant's employees are provided by a third party (the "Child Care Provider") which is leasing space in the Project, and not by Landlord. If Tenant or its employees choose to use the Child Care Facilities, Tenant acknowledges that Tenant and Tenant's employees are not relying upon any investigation which Landlord may have conducted concerning the Child Care Provider or any warranties or representation with respect thereto, it being the sole responsibility of Tenant and the individual user of the Child Care Facilities to conduct any and all investigations of the Child Care Facilities prior to making use thereof. Accordingly, Landlord shall have no responsibility with respect to the quality or care provided by the Child Care Facilities, or for any acts or omissions of the Child Care Provider. Furthermore, Tenant, for Tenant and for Tenant's employees, hereby agrees that Landlord, its members and their respective partners, subpartners, officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Child Care Facilities by Tenant or Tenant's employees. Tenant hereby covenants that Tenant shall inform all of Tenant's employees of the provisions of this Section 29.9 prior to such employees' use of the Child Care Facilities.

        29.10    Entire Agreement.    It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

        29.11    Right to Lease.    Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

        29.12    Force Majeure.    Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        29.13    Notices.    All notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, by nationally recognized courier service, or delivered personally (i) to

Tenant at the appropriate address set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the following addresses, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant:

    J.P. Morgan Investment Management, Inc.
    522 Fifth Avenue
    9th Floor
    New York, New York 10036
    Attention: Ms. Hilary Spann, Vice-President

    and

    Trammell Crow Services, Inc.
    2425 Olympic Boulevard
    Suite 520-East
    Santa Monica, California 90404
    Attention: Building Manager

    With a copy to:

    Gilchrist & Rutter Professional Corporation
    1299 Ocean Avenue
    Suite 900
    Santa Monica, California 90401
    Attention: Paul S. Rutter, Esq.

Any Notice will be deemed given three (3) business days after it is mailed as provided in this Section 29.13 or upon the date personal delivery is made or upon the date of delivery by nationally recognized courier service. If Tenant is notified of the identity and address of the holder of any deed of trust or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail or by delivery by nationally recognized courier service, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

        29.14    Joint and Several.    If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

        29.15    Authority.    If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

        29.16    Governing Law.    This Lease shall be construed and enforced in accordance with the laws of the State of California.

        29.17    Submission of Lease.    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        29.18    Brokers.    Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 10 of the Summary (the "Brokers"), whose commissions shall be the responsibility of Landlord pursuant to a separate written agreement, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

        29.19    Independent Covenants.    This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or Project or any portion thereof, whose address has theretofore been given to Tenant, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

        29.20    Project or Building Name and Signage.    Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

        29.21    Transportation Management.    Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

        29.22    No Discrimination.    Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

        29.23    Hazardous Material.    As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the United States Government. Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material ("Environmental Laws"), or (B) otherwise in connection with Hazardous Material including, without limitation, the following: (i) Hazardous Material present in soil or ground water; (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Project; (iii) Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other tenants of the Project or their agents, employees, contractors or invitees, or by others; and (iv) material which becomes Hazardous Material due to a change in Environmental Laws. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, the Project for complying with Environmental Laws shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. To the extent any such cost that was allocated as an Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense paid by Tenant to which such recovery or reimbursement relates.

        29.24    Development of the Project.

                29.24.1    Subdivision.    Tenant acknowledges that the Project has been subdivided. Landlord reserves the right to further subdivide all or a portion of the buildings and Common Areas in the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas of the Project by an entity other than Landlord shall not affect the calculation of Project Expenses or Tenant's payment of Tenant's Share of Project Expenses.

                29.24.2    The Other Improvements.    If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Project Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to sell all or any portion of the Project or any other of Landlord's rights described in this Lease.

                29.24.3    Construction of Project and Other Improvements.    Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

        29.25    ERISA Matters.

                29.25.1    Tenant acknowledges that it has been advised that one of the constituent shareholders, partners and/or members of Landlord is a collective investment fund (the "Fund") which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Plan"), and with respect to which JPMorgan Chase Bank ("JPMCB") is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

                29.25.2    Landlord hereby represents and warrants to Tenant that, as of the date hereof, the only Plans whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a "10% Plan") are referenced in Exhibit "F" attached hereto (collectively, the "Existing 10% Plans").

                29.25.3    Tenant represents and warrants that as of the date hereof, and at all times while it is Tenant under this Lease, one of the following statements is, and will continue to be, true; (1) Tenant is not a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined on Section 4975 of the Code)(each a "Party in Interest") with respect to the Existing 10% Plans or, (2) if Tenant is a Party in Interest, that:

          (a)   neither Tenant nor its "affiliate" (as defined in Section V(c) of PTCE 84-14, "Affiliate") has, or during the immediately preceding one (1) year has, exercised the authority to either: (i) appoint or terminate JPMCB as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, "QPAM") of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with JPMCB, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and

          (b)   neither Tenant nor any entity controlling or controlled by Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, "5% Interest") in J.P. Morgan Chase & Co.

                29.25.4    In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10% Plans may become a 10% Plan, Tenant will, within 10 days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in Section 29.25.3 with respect to such prospective 10% Plan. Thereafter, if based on such representations made by Tenant such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under this Lease, one of the statements set forth in Section 29.25.3 will be true with respect to such 10% Plan.

                29.25.5    In the event that Tenant becomes aware that any statement in Section 29.25.3 is no longer true with respect to a 10% Plan, Tenant will immediately notify Landlord, and Tenant will cooperate with Landlord and/or the Fund in its efforts to take whatever action is necessary under ERISA to rectify the situation.

        29.26    Landlord Exculpation.    It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.26 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner or member of Landlord (if Landlord is a partnership or a limited liability company), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

        29.27    Covenant of Quiet Enjoyment.    Upon the paying of all Rent, as and when due, hereunder and performing each of the other covenants, agreements and conditions of this Lease required to be performed by Tenant, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the

Lease Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the provisions of this Lease and to any underlying mortgage (to the extent that this Lease is subordinate or made subordinate thereto, and subject to the terms of any non-disturbance agreement regarding this Lease to which Tenant is a party).

        29.28    Communications and Computer Lines.    Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four (4) feet outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements"). Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

[Signature page follows]

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord":
WATER GARDEN COMPANY L.L.C., a Delaware limited liability company
By:	/s/ HILARY SPANN Hilary Spann Vice President
"Tenant":
SPECIALTY LABORATORIES, INC., a California corporation
By:	/s/ DOUGLAS S. HARRINGTON
	Its:	CEO
By:	/s/ FRANK J. SPINA
	Its:	CFO

EXHIBIT "A"

THE WATER GARDEN

OUTLINE OF PREMISES

A-1

EXHIBIT "B"

THE WATER GARDEN

NOTICE OF LEASE TERM DATES

To:

  Re:
  Office Lease dated January 12, 2004 between WATER GARDEN COMPANY L.L.C., a Delaware limited liability company ("Landlord"), and SPECIALTY LABORATORIES, INC., a California corporation ("Tenant") concerning Suite 500S on the fifth floor of the office building located at 1620 26th Street, Santa Monica, California.

Gentlemen:

        In accordance with the referenced Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

          1.     The delivery by Landlord of the Premises has occurred, and the Lease Term shall commence on or has commenced on                          for a term of seventeen months ending on June 30, 2005.

          2.     Rent commenced to accrue on                         , in the amount of                         .

          3.     If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

          4.     Your rent checks should be made payable to                          at                         .

          5.     The exact number of rentable square feet within the Premises is 28,607 rentable square feet.

          6.     Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is 8.6%.

        Pursuant to the terms of Article 2 of your Lease, you are required to return an executed copy of this Notice to                          within five (5) days following your receipt hereof, and thereafter the statements set forth herein shall be conclusive and binding upon you. Your failure to timely execute

B-1

and return this Notice shall constitute your acknowledgment that the statements included herein are true and correct, without exception.

"Landlord":
WATER GARDEN COMPANY L.L.C., a Delaware limited liability company
By:

Its:

Agreed to and Accepted as of ____________, 20__.
"Tenant":
SPECIALTY LABORATORIES, INC., a California corporation
By:

Its:

By:

Its:

B-2

EXHIBIT "C"

THE WATER GARDEN

RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

        1.     Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

        2.     All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

        3.     Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the greater Los Angeles area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

        4.     No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. No service deliveries (other than messenger services) will be allowed between hours of 4:00 p.m. to 6:00 p.m., Monday through Friday. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

        5.     No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

        6.     Any requests of Tenant shall be directed to the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        7.     Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent such activities.

        8.     The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

        9.     Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained except in connection with the hanging of artwork or other standard office-type decoration, as well as customary bulletin boards, white boards and the like.

        10.   Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

        11.   Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.

        12.   Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

        13.   Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

        14.   Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, bicycles or other vehicles.

        15.   No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

        16.   Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

        17.   Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

        18.   Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use them only as a means of ingress and egress for the Premises.

        19.   Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

        20.   Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Santa Monica, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

        21.   Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        22.   Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

        23.   No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

        24.   The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

        25.   Tenant must comply with the State of California "No-Smoking" law set forth in California Labor Code Section 6404.5, and any local "No-Smoking" ordinance which may be in effect from time to time and which is not superseded by such state law.

        Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.

EXHIBIT "D"

THE WATER GARDEN

FORM OF TENANT'S ESTOPPEL CERTIFICATE

        The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of January 12, 2004 by and between WATER GARDEN COMPANY L.L.C. as Landlord, and the undersigned as Tenant, for Premises on the fifth floor of the office building located at 1620 26th Street, Santa Monica, California, certifies as follows:

          1.     Attached hereto as Exhibit "A" is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit "A" represent the entire agreement between the parties as to the Premises.

          2.     The undersigned currently occupies the Premises described in the Lease.

          3.     The Lease Term commenced on February 1, 2004, and the Lease Term expires on June 30, 2005.

          4.     Base Rent became payable on February 1, 2004.

          5.     The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit "A".

          6.     Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

          7.     Tenant shall not modify the documents contained in Exhibit "A" without the prior written consent of the holder of the first deed of trust on the Premises.

          8.     All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $                    .

          9.     All conditions to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

          10.   The current amount of the Security Deposit held by Landlord is $                    .

          11.   No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

          12.   As of the date hereof, there are no existing defenses or offsets that the undersigned has against Landlord nor have any events occurred that with the passage of time or the giving of notice, or both, would constitute a default on the part of Landlord under the Lease.

          13.   The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee, or a prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making of such loan or acquisition of such property.

          14.   If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

D-1

        Executed at                      on the              day of                     , 20    .

"Tenant":
SPECIALTY LABORATORIES, INC., a California corporation
By:

Its:

By:

Its:

D-2

EXHIBIT "E"

INTENTIONALLY DELETED

E-1

EXHIBIT "F"

THE WATER GARDEN

EXISTING 10% PLANS REFERENCED IN

SECTION 29.25 OF THE LEASE

        None.

F-1

QuickLinks

THE WATER GARDEN SUMMARY OF BASIC LEASE INFORMATION
TABLE OF CONTENTS
THE WATER GARDEN OFFICE LEASE
EXHIBIT "A" THE WATER GARDEN OUTLINE OF PREMISES
EXHIBIT "B" THE WATER GARDEN NOTICE OF LEASE TERM DATES
EXHIBIT "C" THE WATER GARDEN RULES AND REGULATIONS
EXHIBIT "D" THE WATER GARDEN FORM OF TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT "E" INTENTIONALLY DELETED
EXHIBIT "F" THE WATER GARDEN EXISTING 10% PLANS REFERENCED IN SECTION 29.25 OF THE LEASE